                                                                EXHIBIT (c)(2)


                             STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT, dated as of September 11, 1997, among The Hain Food Group, Inc., a Delaware corporation ("Parent"), Hain Acquisition Corp., a
                                           ------
Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"),
                                                                   ---------
and the Stockholders of Westbrae Natural, Inc., a Delaware corporation (the "Company"), set forth on the signature page hereto (collectively referred to
--------
herein as the "Stockholders" and each, a "Stockholder").
               ------------               -----------

                              W I T N E S S E T H:

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and the Company have entered into an Agreement and Plan of Merger (as such Agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Purchaser will be merged with
           ----------------
and into the Company (the "Merger");
                           ------

          WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, the Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $3.625 per share all
                        -----
outstanding shares of Company Common Stock (as defined in Section 1 hereof); and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


          1.  Definitions.  For purposes of this Agreement:
              -----------

          (a)  "Acquisition Proposal" shall mean a Takeover Proposal (as defined
                --------------------
     in the Merger Agreement) but shall exclude, for purposes of determining any action to be taken or refrained from by any Stockholder in accordance with this Agreement, any Superior Proposal (as defined in the Merger Agreement) which such Stockholder, in his capacity as a director, would be required to approve or recommend in accordance with his fiduciary duties.

          (b)  "Beneficially Own" or "Beneficial Ownership" with respect to any
                ----------------      --------------------
     securities shall mean having 'beneficial ownership' of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any
                            ------------
     agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

          (c)  "Company Common Stock" shall mean at any time the common stock,
                --------------------
     $.01 par value, of the Company.

          (d)  "Person" shall mean an individual, corporation, partnership,
                ------
     joint venture, association, trust, unincorporated organization or other entity.

          (e) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

          2.  Tender of Shares.
              ----------------

          (a) In order to induce Parent and the Purchaser to enter into the Merger Agreement, each of the Stockholders hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Company Common Stock set forth opposite such Stockholder's name under the caption ''Tender Shares'' on Schedule I hereto, all of which are Beneficially Owned by such Stockholder. Each Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for the Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer. The total number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I under the caption ''Total Shares", and together with any shares acquired by such Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options or by means of purchase, dividend, distribution, gift or otherwise, are referred to herein as the "Shares".

          (b) The transfer by the Stockholders of the Shares to Purchaser in the Offer shall pass to and unconditionally vest in the Purchaser good and valid title to the Tender Shares, free and clear of all Encumbrances and all preemptive or other rights whatsoever, except for any Encumbrances or rights arising hereunder.

          (c) The Stockholders hereby permit Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's Stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) their identity and ownership of the Company Common Stock and the nature of their commitments, arrangements and understandings under this Agreement.

          3.  Additional Agreements.
              ---------------------

          (a)  Voting Agreement.  During the Term (as defined in Section 8
               ----------------
herein), each Stockholder shall, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, vote (or cause to be voted) the Shares (if any) then held of record or Beneficially Owned by such Stockholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Acquisition Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Annex A to the Merger Agreement or set forth in Article VI of the Merger Agreement not being fulfilled. The parties hereto agree and acknowledge that nothing in this
Section 3 or any other part of this Agreement shall be construed as requiring any Stockholder who also is a director of the Company to propose, endorse, approve or recommend the Merger Agreement or any transaction contemplated thereby in such Stockholder's capacity as a director of the Company in any manner inconsistent with his fiduciary duties as director.

          (b)  No Inconsistent Arrangements.  Each of the Stockholders hereby
               ----------------------------
covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, during the Term it shall not (i) tender, or consent to any tender of, any or all of such Stockholder's Shares, pursuant to any Acquisition Proposal, (ii) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares, Company Options or any interest therein, (iii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares, Company Options or any interest therein, (iv) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares or Company Options, (v) deposit such Shares or Company Options into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or Company Options, or (vi) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Without limiting the foregoing sentence, each of the Stockholders hereby covenants and agrees to be bound by the provisions of Section 5.4(a) of the Merger Agreement to the same extent as the Company.

          (c)  Grant of Irrevocable Proxy; Appointment of Proxy.
               ------------------------------------------------

          (i) Each Stockholder hereby irrevocably grants to, and appoints, Parent and B. Irwin D. Simon (as President and Chief Executive Officer) and Jack Kaufman (as Chief Financial Officer), or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of the Shares in favor of the various transactions contemplated by the Merger Agreement (the "Transactions") and against any Acquisition Proposal.

          (ii) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          (iii) Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

          (d)  Company Options.  Each of the Stockholders that holds Company
               ---------------
Options to acquire shares of Company Common Stock, as identified on the signature pages hereof, shall, if requested by the Company, consent to the cancellation of such Stockholder's Company Options in accordance with the terms of the Merger Agreement and shall execute all appropriate documentation in connection with such cancellation or substitution.

          (e)  Reasonable Efforts.  Subject to the terms and conditions of this
               ------------------
Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          (f)  Waiver of Rights to Dissent.  Each Stockholder hereby waives any
               ---------------------------
rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

          4.  Representations and Warranties of the Stockholders.  Each
              --------------------------------------------------
Stockholder hereby represents and warrants to Parent as follows:

          (a)  Ownership of Shares.  Such Stockholder is the record and
               -------------------
     Beneficial Owner of the Shares, as set forth on Schedule I. On the date hereof, the Total Shares set forth next to such Stockholder's name on
     Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Tender Shares set forth next to such Stockholder's name on Schedule I hereto with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)  Power; Binding Agreement.  Such Stockholder has the legal
               ------------------------
     capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, Stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

          (c)  No Conflicts.  Except for filings under the HSR Act, if
               ------------
     applicable, and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of its properties or assets.

          (d)  No Encumbrances.  Except as permitted by this Agreement, the
               ---------------
     Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Encumbrances or proxies arising hereunder.

          (e)  No Finder's Fees.  Except as set forth in the Merger Agreement,
               ----------------
     no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (f)  Reliance by Parent.  Each Stockholder understands and
               ------------------
     acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          5.  Representations and Warranties of Parent and the Purchaser.  Each
              ----------------------------------------------------------
of Parent and the Purchaser hereby represents and warrants to the Stockholders as follows:


          (a)  Power; Binding Agreement.  Parent and the Purchaser each has the
               ------------------------
     corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchaser and constitutes a valid and binding agreement of each of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

          (b)  No Conflicts.  Except for filings under the HSR Act, if
               ------------
     applicable, and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and the Purchaser and the consummation by each of Parent and the Purchaser of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by each of Parent and the Purchaser, the consummation by each of Parent and the Purchaser of the transactions contemplated hereby or compliance by each of Parent and the Purchaser with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or the Purchaser,
     (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or the Purchaser is a party or by which either of Parent or the Purchaser or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or the Purchaser or any of their properties or assets.

          6.  Further Assurances.  From time to time, at the other party's
              ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          7.  Stop Transfer.  The Stockholders shall not request that the
              -------------
Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term 'Shares' shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          8.  Termination.  The covenants and agreements contained herein with
              -----------
respect to the Shares shall terminate upon the earlier of the consummation of the Merger and four months following the termination of the Merger Agreement in accordance with its terms (the period during which this Agreement is in effect being referred to herein as the "Term"); provided, however, in the event the
                                         --------  -------
Merger Agreement is terminated by the Company in accor-dance with Section 7.1(c) of the Merger Agreement, this Agreement shall terminate on the date of termination of the Merger Agreement.

          9.  Miscellaneous.
              -------------

          (a)  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)  Binding Agreement.  This Agreement and the obligations hereunder
               -----------------
shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, a Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c)  Indemnity.  Each Stockholder will be indemnified under this
               ---------
     Agreement to the extent such Stockholder shall be indemnified in his capacity as a director of the Company under Section 5.8 of the Merger Agreement; provided, in the event any action is brought against any indemnified party for which such indemnified party seeks indemnity from Parent or the Purchaser, Parent shall have the right to appoint counsel for such indemnified party in such action and shall be entitled to direct the defense thereof.

          (d)  Assignment.  This Agreement shall not be assigned by operation of
               ----------
law or otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          (e)  Amendments, Waivers, Etc.  This Agreement may not be amended,
               ------------------------
changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (f)  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to a Stockholder:             to such Stockholder's address set forth
                                 on Schedule I hereto

If to Parent or the Purchaser:   The Hain Food Group, Inc.
                                 50 Charles Lindbergh Boulevard
                                 Uniondale, New York  11553
                                 Attention:  President
                                 Telephone No.: (516) 237-6200
                                 Telecopy No.: (516) 237-6240

copy to:                         Cahill Gordon & Reindel
                                 80 Pine Street
                                 New York, New York 10005
                                 Attention:  Roger Meltzer, Esq.
                                 Telephone No.: (212) 701-3000
                                 Telecopy No.: (212) 269-5420

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (g)  Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (h)  Specific Performance.  Each of the parties hereto recognizes and
               --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (i)  Remedies Cumulative.  All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (j)  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (k)  No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (l)  Governing Law.  This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          (m)  Jurisdiction.  Each party hereby irrevocably submits to the
               ------------
exclusive jurisdiction of the Courts of the State of New York and the United States District Court for the Southern District of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein). Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (n)  Descriptive Headings.  The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (o)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                              PARENT

                              THE HAIN FOOD GROUP, INC.

                              By: /s/ Irwin D. Simon
                                  ------------------
                                  Name:  Irwin D. Simon
                                  Title:  President and Chief Executive

                                             Officer

                              PURCHASER

                              HAIN ACQUISITION CORP.

                              By: /s/ Irwin D. Simon
                                  ------------------
                                  Name:  Irwin D. Simon
                                  Title:  President

                              STOCKHOLDERS

                              DELAWARE STATE EMPLOYEES' RETIREMENT FUND

                              By: /s/ Robert J. Cresci
                                  --------------------
                                  Name:
                                  Title:

                              THE DECLARATION OF TRUST FOR THE
                              DEFINED BENEFIT PLANS OF ICI
                              AMERICAN HOLDINGS INC.

                              By: /s/ Robert J. Cresci
                                  --------------------
                                  Name:
                                  Title:

                              THE DECLARATION OF TRUST FOR THE DEFINED BENEFIT PLANS OF ICI ZENECA HOLDINGS INC.

                              By: /s/ Robert J. Cresci
                                  --------------------
                                  Name:
                                  Title:

                              BACCHARIS CAPITAL, INC.

                              By: /s/ F. Noel Perry
                                  --------------------
                                  Name:
                                  Title:

                              PRINCETON/MONTROSE PARTNERS

                              By: /s/ Donald R. Stroben
                                  ---------------------
                                  Name:
                                  Title:

                              SOUTHERN CALIFORNIA VENTURES II

                              By: /s/ B. Allen Lay
                                  ----------------
                                  Name:
                                  Title:

                              NATURAL VENTURE PARTNERS I

                               By:  /s/ Anthony J. Harnett
                                    ----------------------
                                  Name:
                                  Title:

                                  /s/ Robert J. Cresci
                                  --------------------
                                   Robert J. Cresci

                                  /s/ Allen Dalfen
                                  ----------------
                                   Allen Dalfen

                                  /s/ Anthony J. Harnett
                                  ----------------------
                                   Anthony J. Harnett

                                  /s/ Allen Lay
                                  -------------
                                   B. Allen Lay

                                  /s/ Jay J. Miller
                                  -----------------
                                   Jay  J. Miller

                                  /s/ Stephen P. Monticelli
                                  -------------------------
                                   Stephen P. Monticelli

                                  /s/ F. Noel Perry
                                  -----------------
                                   F. Noel Perry

                                  /s/ Harry W. Poett III
                                  ----------------------
                                   Harry W. Poett III

                                  /s/ Donald R. Stroben
                                  ---------------------
                                   Donald R. Stroben

                                  /s/ Stephen Schorr
                                  ------------------
                                   Stephen Schorr

                                   Schedule I


                                          Number of Shares and Company Options
                                                   Beneficially Owned
                                        ---------------------------------------
                                           Total         Tender         Company
Name of Stockholder                       Shares         Shares         Options
------------------                      ---------      ---------        -------
Delaware State Employees'                 983,940        983,940              -
 Retirement Fund

The Declaration of Trust for the          231,929        231,929              -
 Defined Benefit Plans of ICI
 American Holdings Inc.

The Declaration of Trust for the          189,760        189,760              -
 Defined Benefit Plans of ICI
 Zeneca Holdings Inc.

Baccharis Capital, Inc.                   702,814        702,814              -

Princeton/Montrose Partners               548,016        548,016              -

Southern California Ventures II           365,345        365,345              -

Natural Venture Partners I                351,407        351,407              -

Robert J. Cresci                        1,405,629              -         20,000

Allan Dalfen                              589,155        589,155         20,000

Anthony Harnett                           351,407              -         20,000

B. Allen Lay                             388,9126         23,571        300,000

Jay J. Miller                              85,144         85,144         20,000

Stephen P. Monticelli                      10,000         10,000         20,000

F. Noel Perry                             702,814              -         20,000

Henry W. Poett III                          8,786          8,786         20,000

Donald R. Stroben                         548,016              -         20,000

Stephen Schorr                              8,786          8,786         60,000
                                                       ---------        -------
       Total                                           4,098,654        520,000
                                                       =========        =======